Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

Exhibit 10.18

Assignment Agreement

This Assignment Agreement (“Assignment Agreement”) is made and entered into effective as of the date of last signature below (the “Assignment Date”), by and among APRINOIA Therapeutics Inc. (Taiwan) (“Assignor”) with its principal place of business being 17F., No.3, Park St., Nangang Dist., Taipei City 11503, Taiwan, APRINOIA Therapeutics Limited (Hong Kong) (“Assignee”) with its principal place of business being 31/F, Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong, H. Lundbeck A/S. (“Lundbeck”) with its principal place of business being Ottiliavej 9, 2500 Valby, Denmark and AbbVie Inc. (“AbbVie”) with its principal place of business being 1 N Waukegan Rd, North Chicago, IL, 60064 USA.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Research Collaboration Agreement, dated as of December 20th, 2018, First Amendment to the Research Collaboration Agreement, dated as of February 20th, 2019, Second Amendment to the Research Collaboration Agreement, dated as of December 1st, 2019 and Third Amendment to the Research Collaboration Agreement, dated as of November 30th, 2020 (collectively the “Original Agreement”).

WHEREAS, Assignor wishes to transfer and assign to Assignee all of Assignor’s rights and interests in and to, and obligations under, the Original Agreement, and Assignee wishes to be the assignee and transferee of such rights, interests and obligations;

NOW THEREFORE, Assignor, Assignee, Lundbeck and AbbVie hereto, intending to be legally bound, do hereby agree as follows:

1.	Lundbeck and AbbVie expressly consent the assignment of Assignor’s rights, and interests in and to, and obligations under, the Original Agreement to Assignee pursuant to this Assignment Agreement.

2.	Assignor hereby transfers and assigns to Assignee, and Assignee hereby acquires from Assignor all of Assignor’s rights, and interests in and to the Original Agreement, of whatever kind or nature, and Assignee hereby assumes and agrees to perform all obligations, duties, liabilities and commitments of Assignor under the Original Agreement, of whatever kind or nature.

3.	The above assignment shall not relieve or release Assignor from any indemnification claims or other liabilities towards Lundbeck and AbbVie arising out of or resulting from any acts or omissions of Assignor prior to the Assignment Date. Further, if such indemnifications claim or other liability arises, Lundbeck and/or AbbVie, as the case may be, may direct their full claim against either Assignor or Assignee at their own discretion.

4.	This Assignment Agreement shall commence from the Assignment Date.

5.	This Assignment Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed to be an original copy of this Assignment Agreement, and all of which, when taken together, shall be deemed to constitute one and the same agreement. Delivery of such counterparts by facsimile or electronic mail (in PDF format) shall be deemed effective as manual delivery.

-------------------------signature page follows-------------------------

IN WITNESS WHEREOF, Assignor, Assignee, Lundbeck and AbbVie have caused this Assignment Agreement to be executed by their duly authorized representative.

Assignor: APRINOIA Therapeutics Inc. (Taiwan)

BY:	/s/ Ming-Kuei Jang

NAME:	Ming-Kuei Jang

TITLE:	CEO

DATE:	14-Jul-2021

Assignee: APRINOIA Therapeutics Limited (Hong Kong)

BY:	/s/ Ming-Kuei Jang

NAME:	Ming-Kuei Jang

TITLE:	CEO

DATE:	14-Jul-2021

Lundbeck: H. Lundbeck A/S

BY:	/s/ Klaus Baek Simonsen

NAME:	Klaus Baek Simonsen

TITLE:	VP

DATE:	14-Jul -2021

AbbVie: AbbVie Inc.

BY:	/s/ Michelle A. Parks

NAME:	Michelle A. Parks

TITLE:	Head, Technology Licensing

DATE:	04-Aug-2021

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